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                                                                    EXHIBIT 11.1

                            THE WARNACO GROUP, INC.
                     CALCULATION OF INCOME PER COMMON SHARE

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
                                                                              FOR THE YEAR ENDED
                                                                 ---------------------------------------------
                                                                 JANUARY 8,       JANUARY 7,       JANUARY 6,
                                                                    1994             1995             1996
                                                                 -----------      -----------      -----------

Income before extraordinary items and cumulative effect of the
  change in the method of accounting..........................   $53,253,000      $63,328,000      $49,613,000
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Extraordinary items...........................................   ($18,637,000)(1)          --       (3,120,000)(2)
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Cumulative effect of change in method of accounting for
  postretirement benefits other than pensions.................   ($10,500,000)             --               --
                                                                 -----------      -----------      -----------
                                                                 -----------      -----------      -----------
Net income....................................................   $24,116,000      $63,328,000      $46,493,000
                                                                 -----------      -----------      -----------
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Weighted average shares outstanding:
     Class A common shares outstanding........................    35,800,000       35,800,000       37,499,492
     Shares of restricted stock issued........................            --               --          130,989
     Shares issued in underwritten public offering............            --               --        2,807,002
     Shares issued upon exercise of options...................            --               --            4,129
     Shares issued for purchase of assets.....................            --        1,391,342               --
     Common stock equivalents.................................     3,970,482        4,205,031        5,123,105
     Treasury shares repurchased..............................            --         (111,018)        (286,600)
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Total weighted average shares.................................    39,770,482       41,285,355       45,278,117
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Income per common share:
     Income before extraordinary items and cumulative effect
       of the change in the method of accounting..............         $1.34            $1.53            $1.10
     Extraordinary items......................................         (0.47)              --            (0.07)
     Cumulative effect of change in method of accounting for
       postretirement benefits................................         (0.26)              --               --
                                                                 -----------      -----------      -----------
Income per common share.......................................         $0.61            $1.53            $1.03
                                                                 -----------      -----------      -----------
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(1) Extraordinary  item  without income  tax benefit  due  to the  Company's net operating loss carryforwards.

(2) Extraordinary item net of income tax benefit of $1,913,000.



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